UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2003

ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-28298	94-3154463
(Commission File No.)	(IRS Employer Identification No.)

3031 Research Drive
Richmond, California 94806
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 222-9700

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
SIGNATURES
EXHIBIT INDEX
Exhibit 99.1

ITEM 12.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On October 30, 2003, Onyx Pharmaceuticals, Inc., or Onyx, issued a press release addressing financial results for its third fiscal quarter and nine months ended September 30, 2003. The press release dated October 30, 2003, titled “Onyx Pharmaceuticals Reports Third Quarter and Nine Month Financial Results,” is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

     The information in this Current Report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Onyx Pharmaceuticals, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

     This Current Report and the exhibit furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act, as amended, regarding expectations as to timing and amount of any restructuring charges; cost savings or clinical development expenses; the company’s plans as to the development of its product candidates, including further clinical testing and the timing of such clinical trials; and the company’s expectations or beliefs of the commercial potential of its product candidates. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. These risks include, but are not limited to, those associated with the timeline for clinical activity, results of pending or future clinical trials, dependency on third parties to manufacture its products, changes in the status of the company’s collaborative relationships and the company’s expectations or beliefs of the commercial potential of BAY 43-9006. More information about Onyx Pharmaceuticals and these and other risks related to Onyx is detailed in Onyx’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2002 and subsequent quarterly reports on Form 10-Q as filed with the Commission. Onyx cannot guarantee any future results, levels of achievement or performance. Onyx does not undertake an obligation to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX PHARMACEUTICALS, INC.

Dated: November 3, 2003
	By:	/s/ Marilyn E. Wortzman

Marilyn E. Wortzman
Vice President, Finance

EXHIBIT INDEX

Number	Description

99.1	Press Release titled “Onyx Pharmaceuticals Reports Third Quarter and Nine Month Financial Results,” dated October 30, 2003.